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                                                                      EXHIBIT 11
                           WYNDHAM HOTEL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                             ------------------
                                                               1996       1997
                                                             --------   --------
Primary Earnings Per Share:
---------------------------

Number of Shares:
  Common stock outstanding                                         --     20,018
  Assumed exercise of stock options*                               --         --
                                                             --------   --------
                                                                   --     20,018
                                                             ========   ========
Net income                                                   $  5,167   $  4,584
                                                             ========   ========
Earnings per common share outstanding                             N/A   $    .23
                                                                        ========

Fully Diluted Earnings Per Share:
---------------------------------

Number of Shares:
  Common stock outstanding                                         --     20,018
  Assumed exercise of stock options*                               --         --
                                                             --------   --------
                                                                   --     20,018
                                                             ========   ========
Net income                                                   $  5,167   $  4,584
                                                             ========   ========
Earnings per common share outstanding                             N/A   $    .23
                                                                        ========

* Dilution from assumed exercise of stock options is less than 3 percent of earnings per common shares outstanding, therefore, is not included in the calculation.